UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2021

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, Frank Cannova and Jason Lee delivered written notice to the Board of Directors (the “Board”) of Array Technologies, Inc. (the “Company”) stating that each had resigned from his position as a member of the Board. At the time of their resignations, Mr. Lee was a member of the Audit Committee of the Board, and Mr. Cannova was not a member of any committee of the Board. Neither Mr. Cannova’s resignation nor Mr. Lee’s resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Effective August 2, 2021, the Board, acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed each of Paulo Almirante and Gerrard Schmid to serve as a member of the Board. Mr. Almirante will serve as a director until the Company’s 2022 Annual Meeting of Stockholders, and Mr. Schmid will serve as a director until the Company’s 2023 Annual Meeting of Stockholders.
There are no arrangements or understandings between either of Mr. Almirante or Mr. Schmid and any other persons pursuant to which either was selected to serve as a director of the Company. In addition, there are no transactions between the Company and either of Mr. Almirante or Mr. Schmid or their respective immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
None.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: August 6, 2021	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer